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EXHIBIT 32.1

Written Statement of the Chief Executive Officer

        I, Scott C. Hennessy, as President and Chief Executive Officer of True Temper Sports, Inc. (the "Company"), state and certify that this Form 10-Q Quarterly Report for the quarter ended September 28, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-Q Quarterly Report for the quarter ended September 28, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SCOTT C. HENNESSY Scott C. Hennessy President and Chief Executive Officer (Principal Executive Officer) November 12, 2008

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  EXHIBIT 32.1
Written Statement of the Chief Executive Officer